As filed with the Securities and Exchange Commission on February 13, 1997
                                                      Registration No. 333-12959
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S 1

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             ______________________

                     Sento Technical Innovations Corporation
             (Exact name of registrant as specified in its charter)

             Utah                                           87-0284979
       (I.R.S. employer                                  (I.R.S. employer
    identification number)                            identification number)
                                      7373
                          (Primary standard industrial
                           classification code number)

                             ______________________


                             311 North State Street
                                Orem, Utah 84057
                                 (801) 226-3355
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                 Robert K. Bench
                                    President
                     Sento Technical Innovations Corporation
                             311 North State Street
                                Orem, Utah 84057
                                 (801) 226-3355
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ______________________

                                   Copies to:
                             Richard G. Brown, Esq.
                              Brian G. Lloyd, Esq.
                      KIMBALL, PARR, WADDOUPS, BROWN & GEE
                       185 South State Street, Suite 1300
                           Salt Lake City, Utah 84111
                                 (801) 532 7840

                            DEREGISTRATION OF SHARES


     By Registration Statement on Form S-1 declared effective on November 1, 1996, 1,096,214 shares of the Registrant's Common Stock, par value $0.25 per share, were registered for sale by certain selling shareholders.
    	A total of 804,500 shares of Common Stock were sold in the offering. Accordingly, the Registrant hereby requests deregistration of 291,714 shares of its Common Stock previously registered pursuant to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on February 13, 1997.


                                        SENTO TECHNICAL INNOVATIONS CORPORATION



                                        By:      /s/ GARY B. GODFREY
                                            ------------------------------------
                                             Gary B. Godfrey, Chairman of the
                                             Board and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

          Signature                        Title                    Date


 /s/ GARY B. GODFREY             Chairman of the Board        February 13, 1997
 ----------------------------    and Chief Executive
 Gary B. Godfrey                 Officer (principal
                                 executive officer)


 /s/ ROBERT K. BENCH             President, Chief             February 13, 1997
 ----------------------------    Financial Officer and
 Robert K. Bench                 Director (principal
                                 accounting and financial
                                 officer)
 /s/ BRIAN W. BRAITHWAITE        Secretary, Treasurer and     February 13, 1997
 ----------------------------    Director
 Brian W. Braithwaite*


 /s/ WILLIAM A. FRESH            Director                     February 13, 1997
 ----------------------------
 William A. Fresh*

                                 Director
 ----------------------------
 Eng H. Lee


 /s/ SHERMAN H. SMITH            Director                     February 13, 1997
 ----------------------------
 Sherman H. Smith*

 *By: /s/ ROBERT K. BENCH
     ------------------------
        Robert K. Bench
        Attorney in Fact